Exhibit (i)

                    STOCK PURCHASE AND VOTING TRUST AGREEMENT

      THIS STOCK PURCHASE AND VOTING TRUST AGREEMENT (this "Agreement") dated as of June 28, 2004, is entered into by and between JL Acquisitions Co., LLC, a Delaware limited liability company ("Seller"), and Lisa Jay Schwab, an individual ("Buyer"). (Seller and Buyer are sometimes referred to herein collectively as the "Parties" and individually as a "Party").

                                  WITNESSETH:

      WHEREAS, Seller is the record and beneficial owner of 67,383 shares of Class A Common Stock of NexGen Vision, Inc., a Delaware corporation (the "Company"), and 3,905,000 shares of Class B Common Stock of the Company;

      WHEREAS, on and subject to the terms and conditions set forth in this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain shares of Class B Common Stock of the Company for the Purchase Price (as defined herein);

      WHEREAS, in addition to the sale and purchase of the shares described above, the Parties desire to enter into a voting trust arrangement whereby Seller is entitled to exercise the voting power of the shares following the purchase by Buyer.

      NOW, THEREFORE, in consideration of the promises and the mutual agreements, representations and warranties, covenants and provisions hereinafter set forth, Buyer and Seller hereby agree as follows:

      1. Sales and Purchase of Shares. Upon the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase from Seller and Seller shall sell, transfer and deliver to Buyer Five Hundred Thousand (500,000) shares of the Company's Class B Common Stock (the "Shares"), on the terms and for the consideration specified in this Agreement. Buyer shall acquire the Shares free from all charges, claims, encumbrances, liens, preferential rights, options or any other security restrictions or third party rights of any nature whatsoever and together with all of the rights attaching to the Shares or which may at any time in the future become attached to them.

      2. Purchase Price. At the Closing, Buyer shall pay to Seller a purchase price of $56,500 (the "Purchase Price") in accordance with Section 3(b)(i).

      3. Closing. The closing of the purchase and sale of the Shares (the "Closing") will take place simultaneously with the execution of this Agreement (the "Closing Date").

      (a) Deliveries at the Closing by Seller. On the Closing Date, Seller will deliver to Buyer the following, duly executed by Seller (as applicable);

            (i) Copies of the stock certificates issued in Buyer's name representing the Shares. Seller shall hold the original certificates in trust pursuant to Section 6 below;

            (ii) Written evidence that all necessary authorizations and consents have been given by the members and/or managers of Seller in respect of the purchase by Buyer of the Shares in accordance with this Agreement;


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

      (b) Deliveries at the Closing by Buyer. On the Closing Date, Buyer will deliver to Seller the following, duly executed by Buyer (as applicable) and in form and substance reasonably satisfactory to Seller:

            (i) The Purchase Price in immediately available funds by wire transfer to Seller's account as follows:

                  Bank of New York
                  48 Wall Street
                  New York, NY 10005

                  ABA# 021000018

                  For credit to:
                  A/C Name: Wexford Clearing Services Corp.
                  A/C No.:  8900326611

                  For further credit to:
                  A/C Name: JL Acquisitions Co., LLC
                  A/C No.:  LBS-952680

            (ii) All such additional certificates, receipts, documents and instruments as Seller shall reasonably request in order to evidence satisfaction or waiver of all conditions of the obligations of Buyer under this Agreement.

      4. Representations, Warranties and Covenant of Buyer. Buyer hereby represents and warrants to Seller that the statements contained in this Section 4 are true, correct and complete as of the Closing Date:

      (a) Buyer has all requisite power and authority to enter into this Agreement, to perform her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed, and, assuming due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

      (b) The execution, delivery and performance by Buyer of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby do not, and will not, directly or indirectly (with or without notice of lapse of time), (a) contravene, conflict with or result in a default under any legal requirement to which Buyer is subject or (iii) any agreement to which Buyer is a party or by which Buyer is bound; or (b) require any consent of, or notice to, or declaration, filing or registration with, any governmental authority or other person, the failure of which to obtain or make would not be reasonably likely to result in a material adverse effect on Buyer or materially prevent or delay consummation of the transactions contemplated hereby.

      (c) There is no proceeding, in law or in equity, pending nor, to the knowledge of Buyer, threatened against Buyer which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.


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

      (d) Buyer understands that the Shares being purchased hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" as defined in the rules promulgated under the Securities Act. Buyer is not aware of any public solicitation or advertisement of an offer in connection with the offering of the Shares. Buyer is acquiring the Shares for her own account for investment and not as a nominee and not with a view to the distribution thereof.

      (e) Buyer acknowledges that she has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with her own legal advisor. Buyer is relying solely on such legal advisor and not on any statements or representations of Seller or the Company or any of their agents for legal advice with respect to the transactions contemplated by this Agreement, including matters pertaining to the Shares, except as otherwise provided herein.

      (f) Buyer covenants that she will not make any sale, transfer or other disposition of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

      (g) Buyer acknowledges and agrees that

            (i) subject to the additional limitations set forth in the certificate of incorporation or the by-laws of the Company, the Shares may only be resold (1) pursuant to a registration statement under the Securities Act or
(2) pursuant to an exemption from registration under the Securities Act, and

            (ii) any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the restrictions stated in this Agreement shall not be recognized by the Company in respect of the Shares.

      (h) Buyer acknowledges that the certificates representing the Shares shall bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THE SECURITIES REPRESENTED HEREBY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED. PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. IN THE CASE OF ANY TRANSFER OR OTHER DISPOSITION MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE HOLDER HEREOF SHALL BE REQUIRED TO PROVIDE TO THE COMPANY HEREOF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND AN AGREEMENT BY THE TRANSFEREE TO BE BOUND BY THE TRANSFER RESTRICTIONS (INSOFAR AS THEY CONTINUE TO APPLY AT THE DATE OF SUCH TRANSFER) SET FORTH IN THE AGREEMENT PURSUANT TO WHICH THESE SECURITIES WERE FIRST SOLD BY THE COMPANY.


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

      (i) Buyer acknowledges that there is no guarantee that the investment in the Company will be profitable. Buyer understands the risks associated with an investment in the Company, including those risks set forth on Exhibit 1 hereto (which list Buyer acknowledges is not exhaustive of all of the risks associated with an investment in the Company). Seller has made available to Buyer the opportunity to ask questions and receive answers concerning the Company and its business and personnel, and the terms and conditions of the transactions contemplated in this Agreement and to obtain additional information which Seller possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished. Any inquiries of Buyer regarding the Company have been answered to Buyer's satisfaction;

      (j) Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

      (k) Buyer has such knowledge and experience in financial and business matters that she is capable of independently evaluating the risks and merits of purchasing the Shares;

      (l) Buyer has independently evaluated the risks and merits of purchasing the Shares and has independently determined that the investment in the Company is a suitable investment for her; and

      (m) Buyer has sufficient financial resources to bear the loss of her entire investment in the Shares.

      5. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements contained in this Section 5 are true, correct and complete as of Closing Date:

      (a) Seller is duly organized, validly existing and in good standing under the laws of Delaware.

      (b) Seller has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary and appropriate action has been taken by Seller with respect to the execution, delivery and performance of this Agreement. This Agreement has been duly executed, and assuming due authorization, execution, and delivery by Buyer, constitute valid and binding obligations of Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

      (c) The execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby do not, and will not, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a breach or default under (i) the organizational documents of Seller or any resolution adopted by the managers or the members of Seller, (ii) any legal requirement to which Seller is or may be subject or (iii) any agreement to which Seller is a party or by which Seller is bound, (b) require any consent of, or notice to, or declaration, filing or registration with, any governmental authority or other person.

      (d) Seller is the sole record and beneficial owner of the Shares, free and clear of any and all charges, claims, demands, items or other security interests or third party rights (collectively, "Encumbrances"). On delivery of the Shares to Buyer at the Closing, Buyer will be the record owner of the Shares free and clear of any Encumbrances.

      (e) OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT OR ANY DOCUMENTS DELIVERED AT CLOSING BY SELLER, SELLER MAKES NO REPRESENTATIONS AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTIES, AT LAW OR IN EQUITY, IN RESPECT OF THE


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

SHARES OR THE COMPANY. SELLER HEREBY DISCLAIMS, AND BUYER HEREBY WAIVES, ANY CLAIM BASED ON ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES.

      6.   Voting Trust.

      (a) In connection with the sale of the Shares to Buyer as described above, certificates evidencing the Shares shall be held by Seller in trust after the Closing until the Shares represented thereby are no longer subject to the provisions of this Section 6. Pursuant to this Section 6, Seller shall exercise all voting rights with respect to the Shares. Seller shall exercise such rights initially through William F. Moreno, [Manager] of Seller (in such capacity, the "Voting Trustee"). Seller may at any time, in its sole discretion, replace William F. Moreno (or his successor) as Voting Trustee and any such replacement shall be the "Voting Trustee" for purposes of this Agreement as if such replacement had originally acknowledged this Agreement as contemplated on the signature page hereto.

      (b) Subject to the provisions of Section 6(f) below, the Voting Trustee shall be entitled to exercise all the voting and consenting rights in respect of the Shares, including the right to vote the Shares in connection with all matters requiring or permitting a stockholder vote or consent under the Delaware General Corporation Law.

      (c) Buyer hereby acknowledges and agrees that the Voting Trustee is an officer and affiliate of the Seller and that the Voting Trustee may act as a Director and/or an officer and/or employee of the Company and may vote for himself as such and may be interested in the shares of common stock, or otherwise interested in, the Company.

      (d) The Voting Trustee shall not incur any liability hereunder, except for his/her own willful misconduct.

      (e) Buyer shall be entitled to receive all dividends and all other corporate distributions made by the Company in respect of the Shares except that if any such dividend or distribution shall be made in shares of common stock or any other class of voting capital stock of the Company, the certificates for the shares of such common stock or other voting capital stock shall be deposited with and held by Voting Trustee subject to the terms of this Agreement and shall be deemed "Shares" for all purposes hereunder.

      [(f) Subject to Section 6(g) below, the provisions of this Section 6 shall remain in full force and effect for an initial period of two years from the Closing Date (the "Initial Period"). The Initial Period shall automatically renew for subsequent, consecutive two-year periods (each, an "Extension Period") unless Buyer otherwise notifies Seller of her intent to terminate the provisions of this Section 6 at any time. Upon terminations of the provisions of this
Section 6. Seller shall return to Buyer any certificates representing the Shares in Seller's possession.] [need to confirm]

      [(g) If, at any time while the provisions of this Section 6 are in effect, Buyer desires to sell all or any portion of her Shares to a third party pursuant to a bona fide offer to purchase such shares, Buyer shall first obtain the prior written consent of Seller to such sale, which consent shall not be unreasonably withheld, except that Seller may refuse to consent to any such proposed sale if Buyer does not agree, in writing, as a condition precedent to such sale, that the shares to be sold first be converted into shares of the Company's Class A Common Stock, as contemplated by Section 4 of the Company's Certificate of Incorporation as in effect on the date hereof. Any consent by Seller to sale of the shares hereunder shall include a written release of such shares (and only such shares) from the provisions of this Section 6. Any shares retained by Buyer shall remain subject to this term of this Agreement as written.] [need to confirm]


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

      [(h) Buyer and Seller hereby agree that if any Party hereunder is required by any federal or state statute, law, rule or regulation to file a copy of the provisions of this Section 6, they will execute and deliver a separate voting trust agreement (a "Voting Trust Agreement") to memorialize the provisions of this Section 6 for purposes of complying with such applicable federal or state filing requirement. In the event of any conflict between the terms of the Voting Trust Agreement and the provisions of this Section 6, the terms of the Voting Trust Agreement Shall control.]

      7. Survival. Unless otherwise provided herein, all of the representations and warranties set forth in this Agreement shall survive for a period of twelve months from the Closing Date and, upon such expiration, each Party shall have no further right to indemnification under Sections 8 and 9 below.

      8. Indemnification by Seller. Subject to the limitations set forth in this
Section 8 and unless otherwise provided herein, Seller shall defend and hold harmless Buyer from and against any and all actions, suits, proceedings, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, deficiencies, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses (collectively, "Damages"), and shall indemnify and hold Buyer harmless for, and will pay to Buyer the amount of, any Damages incurred or suffered, directly or indirectly, by Buyer as a result of (a) any breach or of inaccuracy or misrepresentation in any representation or warranty made by Seller in this Agreement or in any certificate of Seller delivered pursuant hereto or (b) any failure to perform or the breach of any covenant or agreement made by Seller in this Agreement.

      9. Indemnification by Buyer. Subject to the limitations set forth in this
Section 9, Buyer shall defend and hold harmless the Seller from and against any and all Damages and shall indemnify and hold the Seller harmless for, and will pay to Seller the amount of any Damages incurred or suffered, directly or indirectly, by the Seller as a result of (a) any breach of, or inaccuracy or misrepresentation in any representation or warranty made by Buyer in this Agreement or any certificate of Buyer delivered pursuant hereto or (b) any failure to perform or the breach of any covenant or agreement made by Buyer in this Agreement.

      10. Miscellaneous (a) All notices, demands and other communications which may or are required to be given or made by either Party to the other in connection with this Agreement shall be in writing (including telex, fax or other similar writing) and shall be deemed to have been duly given or made: (a) if sent by registered or certified mail, five (5) business days after the posting thereof with first class postage attached; (b) if sent by hand or overnight delivery, upon the delivery thereof; and (c) if sent by telex or fax during business hours, upon confirmation of receipt of such telex or fax, in each case addressed to the respective Parties as follows:

                  Seller:

                           JL Acquisitions Co., LLC
                           c/o Jesup & Lamont Securities Corporation
                           650 Fifth Avenue
                           New York, NY 10019
                           Attn: Stephen Degroat, Manager
                           Fax: (212) 757-7478


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

                             with an additional copy to:

                                  Thompson Hine LLP
                                  One Chase Manhattan Plaza, 58th Floor
                                  New York, NY 10005
                                  Attn: Paul A. Soden
                                  Fax No.: 212-809-6890
                                  Phone: 212-344-5680
                                  (which copy shall not constitute notice).

                           Buyer: Lisa Jay Schwab
                                  107 Old Palisade Road
                                  Fort Lee, NY 07024-7001
                                  Fax:_____________

                           With a copy to:

                                  [name]
                                  [address]
                                  [address]
                                  Attn: _____________
                                  Fax: ______________

or to such other address and to the attention of such other persons as either Party hereto may specify from time to time by written notice to the other Party.

      (b) This Agreement and the exhibit attached hereto (which is incorporated herein by this reference) embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and the transactions contemplated hereby, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

      (c) The section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

      (d) This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part except by a writing executed by the Parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto. Except to the extent that a Party hereto may have otherwise agreed in writing, no waiver by that Party of any condition of this Agreement or breach by the other Party of any of its/her obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other Party, nor shall any forbearance by the first Party to seek a remedy for any noncompliance or breach by the other Party be deemed to be a waiver by the first Party of its rights and remedies with respect to such noncompliance or breach.


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

      (e) Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person other than the Parties hereto any legal or equitable right, remedy, claim or other benefit under or by reason of this Agreement.

      (f) This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      (g) Whenever the context requires, words used in the singular shall be construed to mean or included the plural and vice versa, and pronounce of any gender shall be deemed to include and designate the masculine, feminine or neuter gender, as applicable.

      (h) This agreement shall be construed in accordance with and governed by the internal laws of New York in all respects.

      (i) It is acknowledged by Buyer and Seller that this Agreement has undergone several drafts with the negotiated suggestions of each and, therefore, no presumptions shall arise favoring either Party by virtue of the authorship of any provision of this Agreement. Each party to this Agreement has been represented by counsel of its/her choice in negotiating and drafting.

      (j) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the remaining provisions of this Agreement shall not be affected and the court making the determination of invalidity or unenforceability shall have the power to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      (k) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party.

                            [signature page follows]


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

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        SELLER:

                                        JL ACQUISITIONS CO., LLC


                                        By: /s/ Stephen J. Degroat
                                           -----------------------------------
                                           Name: Stephen J. Degroat
                                           Title: Manager

                                        BUYER:


                                        /s/ Lisa Schwab
                                        --------------------------------------
                                        LISA JAY SCHWAB
                                        [INITIALS] JAY

Acknowledged and agreed with respect to Section 6.


/s/ William F. Moreno
------------------------------------------
William F. Moreno, initial Voting Trustee


Exhibits
--------

1 Risk Factors